UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One PPG Place, Pittsburgh, Pennsylvania	15272
	(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 27, 2012, PPG Industries, Inc. (the “Company”) issued a press release announcing the commencement of its exchange offer related to the separation of the Company’s chlor-alkali and derivatives business. The separation is being effected in connection with the merger of Eagle Spinco Inc. (“Splitco”), a wholly owned subsidiary of the Company, and Grizzly Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Georgia Gulf Corporation (“Georgia Gulf”). As previously announced, the Company entered into definitive agreements dated as of July 18, 2012, pursuant to which, among other things, Merger Sub will merge with and into Splitco, with Splitco surviving as a wholly owned subsidiary of Georgia Gulf (together with the other transactions contemplated by such agreements, including the separation and the exchange offer, the “Transactions”). A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

The Transactions are subject to customary closing conditions, including Georgia Gulf shareholder approval.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description

99	Press release of PPG Industries, Inc. dated December 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.

Date: December 27, 2012
/s/ Charles E. Bunch
	Name:	Charles E. Bunch
	Title:	Chairman and Chief Executive Officer